UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 17, 2011

CHINA BCT PHARMACY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-145620	20- 8067060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 102, Chengzhan Road
Liuzhou City, Guangxi Province, P.R.C. 545007
 (Address of principal executive offices, including zip code)

(011) 86-(772) 363 8318
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 17, 2011, Ms. Yunli Lou was appointed as a new member by the Board of Directors (the “Board”) of China BCT Pharmacy Group, Inc (the “Company”) until her successors has been duly elected and qualified.

Ms. Lou was nominated and elected as a director in accordance with the terms of a Series A Convertible Preferred Shares Purchase Agreement (“Share Purchase Agreement”) with Milestone Longcheng Limited (“Milestone”) on January 18, 2011 in connection with a sale and purchase of 9,375,000 shares of the Company’s Series A Convertible Preferred Shares, par value $.001 per share, for an aggregate purchase price of $30 million. The description of the transaction with Milestone is qualified by the Company’s disclosures contained in its Current Report on Form 8-K filed on January 18, 2011, which is incorporated herein by reference. In accordance with the Share Purchase Agreement and in connection with the closing thereunder, the Board approved the increase in the size of the Board of Directors from five to seven members. The Company plans to appoint a new independent director in the future to fill the remaining vacancy on the Board. Ms. Lou is not an independent director.

Since March 2007, Ms. Lou has served, and continues to serve as a director of VisionChina Media Inc. and Ms. Lou has been a managing director of Milestone Capital Partners Limited since 2007, responsible for the firm’s overall management, investor relations as well as deal sourcing and execution. Ms. Lou has been a managing partner of Milestone Capital Management Limited since 2002. Before founding Milestone Capital in 2002, Ms. Lou was a vice president of Merrill Lynch’s direct investment group, where she was responsible for the firm’s investment activities in China. Prior to joining Merrill Lynch in 1995,  Ms. Lou worked in the corporate finance division of Goldman Sachs in New York and Hong Kong. Ms. Lou received a bachelor’s degree in economics from Harvard University in 1992.

Based on its review, the Board has also determined that Ms. Lou qualifies as a “Non-Employee Director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as an “outside director” under Section 162(m) of the Internal Revenue Code and related regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China BCT Pharmacy Group, Inc.

Date: March 21, 2011	/s/ Hui Tian Tang
Hui Tian Tang
Chief Executive Officer